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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Chiquita 2002 Stock Option and Incentive Plan and the Chiquita Brands International, Inc. Stock Unit Plan of our report dated March 19, 2002 with respect to the consolidated financial statements and schedules of Chiquita Brands International, Inc. included or incorporated by reference in its Annual Report on Form 10-K, as amended, for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                   ERNST & YOUNG LLP


Cincinnati, Ohio
May 16, 2002